UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 11, 2010

DICE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

1040 AVENUE OF THE AMERICAS, 16TH FLOOR, NEW YORK, NEW YORK	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 725-6550
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 11, 2010, Dice Holdings, Inc. (the “Company”) completed the purchase (the “Acquisition”) of all of the issued and outstanding shares of Rigzone.com, Inc., a U.S. market leader in the oil and gas industry delivering online content, data, advertising and career services. Assets acquired include working capital and intangible assets consisting of technology, trademarks and brand names, customer lists, and candidate databases.  A copy of the press release issued by the Company describing the Acquisition is attached as Exhibit 99.1 and is incorporated herein by reference.

In connection with the Acquisition, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Rigzone.com, Inc. and its sole shareholder, David Kent, Jr. (the “Shareholder”).  Pursuant to the Stock Purchase Agreement, the Company acquired all issued and outstanding shares of Rigzone.com, Inc. from the Shareholder.  The purchase price consists of initial consideration of $39 million in cash.  On or about October 15, 2011, additional consideration of up to a maximum of $16 million in cash is payable upon the achievement of certain operating and financial goals through June 30, 2011.  Approximately $3.9 million of the purchase price was placed in an escrow account, with funds to be released to pay indemnification claims.  The escrow arrangement will terminate on October 11, 2011.  Certain components of the purchase price were estimated at closing.  Within 60 days of the closing date, the final purchase price will be determined.

The Stock Purchase Agreement includes certain customary representations, warranties and covenants of the parties.  The parties have also agreed that the representations and warranties of the shareholder shall survive for varying periods.  Subject to certain limitations, the parties agreed to indemnify each other for breaches of representations, warranties and agreements and certain other items.  In addition, the Shareholder agreed not to engage in certain activities that would compete with the Company for the next three years.

The foregoing description of the Stock Purchase Agreement is a summary and is qualified in its entirety by reference to the entire Stock Purchase Agreement which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

ITEM 2.01.             COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information provided by Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.01 by reference.

ITEM 2.03.             CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On August 11, 2010, in connection with the Acquisition, the Company borrowed $36 million under its credit agreement to finance the Acquisition.  The credit agreement was entered into on July 29, 2010 and was previously described in the Company’s Current Report on Form 8-K filed on July 30, 2010.

ITEM 9.01.             FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

2.1	Stock Purchase Agreement, dated as of August 11, 2010, by and among Dice Holdings, Inc., Rigzone.com, Inc. and David Kent, Jr. (with agreement of the Company to provide schedules)

99.1	Press Release, dated as of August 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICE HOLDINGS, INC.

Date: August 16, 2010	By:	/s/ Michael P. Durney
Name: Michael P. Durney
Title: Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

2.1	Stock Purchase Agreement, dated as of August 11, 2010, by and among Dice Holdings, Inc., Rigzone.com, Inc. and David Kent, Jr. (with agreement of the Company to provide schedules)

99.1	Press Release, dated as of August 12, 2010